Exhibit 1.1

The McGraw-Hill Companies, Inc.

Debt Securities

UNDERWRITING AGREEMENT STANDARD PROVISIONS

From time to time, The McGraw-Hill Companies, Inc., a New York corporation (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that incorporate by reference these Standard Provisions (collectively with these Standard Provisions, an “Underwriting Agreement”) that provide for the sale of the securities designated in such Underwriting Agreement (the “Securities”) to the several Underwriters named therein (the “Underwriters”), for whom the Underwriter(s) named therein shall act as representative (the “Representative”). The Underwriting Agreement, including these Standard Provisions, is sometimes referred to herein as this “Agreement.” The Securities will be issued pursuant to an Indenture to be dated as of November 2, 2007 (the “Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Trustee”).

1. REGISTRATION STATEMENT. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 146981), including a prospectus (the “Basic Prospectus”), relating to securities, including the Securities, to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Act a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”). The registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Act, including any required information deemed to be a part thereof at the time of its effectiveness pursuant to Rule 430B under the Act, is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Act) in connection with confirmation of sales of the Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and

“amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of Securities, as determined for the Company pursuant to Section 11 of the Act and Item 512 of Regulation S-K, as applicable.

At or prior to the Time of Sale (as defined in the Underwriting Agreement), the Company will prepare certain information (collectively, and together with the Preliminary Prospectus, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement for such offering of Securities as constituting part of the Time of Sale Information.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Underwriters as follows:

(a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Company or related to the offering has been initiated or, to the Company’s knowledge, threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

(b) The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.

(c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representative, which approval will not be unreasonably withheld or delayed. Each such Issuer Free Writing Prospectus complied in all material respects with the Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus. Each such Issuer Free Writing Prospectus as of its issue date does not, and through completion of the offering will not, include any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Time of Sale Information.

(d) The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information conformed or will conform, as the case may be, when filed with the Commission, in all material respects with the requirements of the Exchange Act and did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, except as would not have a Material Adverse Effect (as defined below).

(f) Each of the wholly-owned subsidiaries of the Company is listed on Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2006 (collectively, the “Subsidiaries”). The Company has no material subsidiaries and none of its Subsidiaries are “significant subsidiaries” as such term is defined in Rule 1-02(w) of Regulation S-X under the Act.

(g) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.”

(h) The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Act, at the times specified in the Act in connection with the offering of the Securities. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(i) The consolidated financial statements of the Company and its consolidated subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, present fairly, in all material respects, the consolidated financial position and the results of operations and cash flows of the Company and its consolidated subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with United States’ generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus presents fairly, in all material respects, the information shown therein and such data has been compiled on a basis consistent with the consolidated financial statements presented therein and the books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Information or the Prospectus that are not included as required.

(j) The Company’s independent accountants, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the Time of Sale Information and the Prospectus, are an independent registered public accounting firm with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the Public Company Accounting Oversight Board (United States).

(k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal controls over financial reporting are effective and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company is not aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(l) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise which if determined adversely to the Company or any of the Subsidiaries could reasonably be expected to either (i) have, individually or in the aggregate, a material adverse effect on the business, properties, assets, results of operations or financial condition of the Company and the Subsidiaries taken as a whole or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect described in the foregoing clause (i) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus.

(m) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, as each may be amended or supplemented, there has not been any material adverse change in or affecting the business, properties, assets, results of operations or financial condition of the Company and the Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the Time of Sale Information and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus.

(n) The Company is not or with the giving of notice or lapse of time or both, will not be, (i) in violation of its certificate or articles of incorporation, by-laws or other organizational documents or (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and, solely with respect to this clause (ii), which violation or default would have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (x) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties is bound, (y) the certificate or articles of incorporation or by-laws of the Company or (z) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction, except, solely with respect to clauses (x) and (z), for any such conflict, breach or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(o) The Company has full right, power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(p) The Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act, and, assuming due authorization, execution and delivery by the Trustee, will at the Closing Date constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability (collectively, the “Enforceability Exceptions”).

(q) The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for by the Underwriters as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(r) This Agreement has been duly authorized, executed and delivered by the Company.

(s) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(t) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of the Subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(u) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as have been obtained under the Act and the Trust Indenture Act and (ii) as may be required under applicable state securities laws in connection with the purchase and distribution of the Securities by the Underwriters.

(v) The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; the Company owns or possesses the right to use all patents, patent rights, trademarks, trade names, service marks, service names, copyrights, license rights, know-how (including trade secrets and other unpatented and unpatentable proprietary or confidential information, systems or procedures) and other intellectual property rights (“Intellectual Property”) necessary to carry on its business in all material respects; the Company has not infringed, and has not received written notice of violation of, any Intellectual Property of any other person or entity which infringement or violation would have a Material Adverse Effect. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any persons which violation would have a Material Adverse Effect; the Company has not received any written communications alleging that the company has violated or infringed, or, by conducting its business as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, would violate or infringe, any of the Intellectual Property of any other person or entity which alleged violation or infringement would have a Material Adverse Effect. The Company knows of no infringement by others of Intellectual Property owned by or licensed to the Company which infringement would have a Material Adverse Effect.

(w) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will not be an “investment company” within the meaning of such term under the Investment Company Act of 1940 as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES.

(a) The Company agrees to issue and sell the Securities to the Underwriters named in the Underwriting Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in the Underwriting Agreement at the purchase price set forth in the Underwriting Agreement.

(b) Payment for and delivery of the Securities will be made at the time and place set forth in the Underwriting Agreement. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(c) The Company acknowledges and agrees that the Underwriters named in the Underwriting Agreement are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

4. COVENANTS OF THE COMPANY.

The Company covenants and agrees with each Underwriter that:

(a) The Company will (i) pay the registration fees for this offering within the time period required by Rule 456(b)1(i) under the Act (without giving effect to the proviso therein) and in any event prior to the Closing Date and (ii) file the Prospectus in a form approved by the Underwriters with the Commission pursuant to Rule 424 under the Act not later than the close of business on the second business day following the date of determination of the public offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b) and Rule 430A, 430B or 430C under the Act. The Company will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 4 to the Underwriting Agreement) to the extent required by Rule 433 under the Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to a time agreed upon by the Company and the Underwriters, New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b) The Company will deliver, without charge, to each Underwriter during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus (if applicable) as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by the Act to be delivered (or required to be delivered but for Rule 172 under the Act) in connection with sales of the Securities by any Underwriter or dealer.

(c) Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e) If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(f) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g) The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h) The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i) During the period from the date hereof through and including the Closing Date or such later date as is specified in the Underwriting Agreement, the Company will not, without the prior written consent of the Representative, which consent will not be unreasonably withheld or delayed, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company and having a tenor of more than 397 days.

(j) The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of proceeds.”

(k) The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l) The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act during the Prospectus Delivery Period.

(m) The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

5. CERTAIN AGREEMENTS OF THE UNDERWRITERS.

Each Underwriter hereby represents and agrees that

(a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”)

(b) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.

(c) It is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

The several obligations of the Underwriters to purchase the Securities on the Closing Date are subject to the accuracy, as of the Applicable Time and the Closing Date of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a) If a post-effective amendment to the Registration Statement is required to be filed under the Act, such post-effective amendment shall have become effective, and the Representative shall have received notice thereof, not later than 5:00 P.M., New York City time, on the date of the Underwriting Agreement; if applicable, the Rule 462(b) Registration Statement shall have become effective by 10:00 a.m. New York City time on the business day following the date of the Underwriting Agreement; no order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.

(b) The Representative shall have received on the Closing Date (i) an opinion and 10b-5 Statement of Shearman & Sterling LLP, counsel for the Company, and (ii) an opinion of in-house counsel for the Company, each dated the Closing Date, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) to the effect that:

(i) The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules incorporated by reference therein); and the Indenture complies as to form in all material respects with the requirements of the Trust Indenture Act.

(ii) To the best of such counsel’s knowledge, each document incorporated by reference in the Registration Statement, in the Preliminary Prospectus and in the Prospectus and each amendment or supplement thereto complies as to form in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and related schedules contained or incorporated by reference therein).

(iii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of New York, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; the Company is duly qualified to transact business in all jurisdictions in which the failure to so qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole.

(iv) The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or a Subsidiary.

(v) The statements under the captions “Description of the Notes,” “Senior Debt Securities,” “Certain U.S. Federal Income Tax Considerations” and “Underwriting” in the Prospectus, insofar as such statements constitute summaries of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

(vi) The Company has the corporate power and authority to execute and deliver each of the Transaction Documents and to perform its obligations thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

(vii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Trustee, constitutes a legal and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

(viii) The Securities have been duly authorized, executed and delivered by the Company and, when duly authenticated by the Trustee in accordance with the Indenture and paid for as provided in this Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(ix) This Agreement has been duly authorized, executed and delivered by the Company.

(x) The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Securities and compliance by the Company with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(xi) No authorization, approval or other action by, and no notice to or filing with, any United States federal or New York governmental authority or regulatory body is required for the due execution, delivery or performance by the Company of each of the Transaction Documents to which it is a party, except as have been obtained and are in full force and effect under the Securities Act or the Trust Indenture Act and as may be required under the securities or blue sky laws of any jurisdiction in the United States in connection with the offer and sale of the Securities.

(xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

In rendering such opinion Shearman & Sterling LLP may rely as to matters governed by the laws of states other than New York or Federal laws on local counsel in such jurisdictions, provided that in each case Shearman & Sterling LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the Act (including the information deemed to be a part of the Registration Statement at the time it became effective pursuant to Rules 430A, 430B or 430C under the Act) and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) the Prospectus, or any supplement thereto, as of the date thereof and as of the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules and other financial data therein). With respect to such statement, Shearman & Sterling LLP may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.

(c) The Representative shall have received from counsel for the Underwriters an opinion dated the Closing Date with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d) Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, no downgrading, or placement on any watch list for possible downgrading, in the rating of any of the debt securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act) shall have occurred.

(e) No Material Adverse Effect shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(f) The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations set forth in Sections 2(a) and 2(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (d) and (e) above.

(g) On the date of the Underwriting Agreement and on the Closing Date, the Company’s independent accountants shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(h) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(i) The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(j) On or prior to the Closing Date, the Company shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. INDEMNIFICATION.

(a) The Company will indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each such person, an “indemnified party”), against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse each indemnified party upon demand for any legal or other out-of-pocket expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such Underwriter or controlling person is a party to any action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Underwriting Agreement. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Underwriting Agreement. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7(a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. Failure to so notify the indemnifying party will not relieve it from any liability it may have to any indemnified party under Section 7(a) or (b) except to the extent such indemnifying party was unaware of the proceeding to which such notice would have related and was materially prejudiced (through the forfeiture of substantial rights or defenses) by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel satisfactory to the indemnified party within a reasonable period of time after notice of commencement of the action. Such firm shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. DEFAULT BY UNDERWRITERS.

(a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in the Underwriting Agreement that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

9. TERMINATION.

This Agreement may be terminated by the Representative by notice to the Company (a) at any time prior to the Closing Date if any of the following has occurred: (i) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis if the effect of such outbreak, escalation, declaration, emergency, calamity or crisis on the financial markets of the United States would, in the judgment of the Representative, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, (ii) any material change in economic or political conditions, if the effect of such change on the financial markets of the United States would, in the judgment of the Representative, make it impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities or (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or a disruption in commercial banking or securities settlement or clearance systems in the United States, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in the opinion of the Representative materially and adversely affects or may materially and adversely affect the business or operations of the Company, (v) the declaration of a banking moratorium by United States or New York State authorities, (vi) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the debt securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Exchange Act) or, (vii) the suspension of trading of the Company’s common stock by the New York Stock Exchange, the Commission, or any other governmental authority; or

(b) as provided in Sections 6 and 8 of this Agreement.

10. PAYMENT OF EXPENSES. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company's counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of any offering by, the National Association of Securities Dealers, Inc.; and (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors.

(b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

11. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

12. SURVIVAL. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

13. CERTAIN DEFINED TERMS. For purposes of this Agreement, (a) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Act; (b) the term "business day" means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term "subsidiary" has the meaning set forth in Rule 405 under the Act.

14. MISCELLANEOUS.

(a) Any action by the Underwriters hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters.

(b) All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative at the address set forth in the Underwriting Agreement. Notices to the Company shall be given to it at The McGraw-Hill Companies, Inc., 1221 Avenue of the Americas, New York, New York 10020, (fax: 212 512 6052); Attention: Robert J. Bahash, Executive Vice President and Chief Financial Officer, with a copy to The McGraw-Hill Companies, Inc., 1221 Avenue of the Americas, New York, New York 10020, (fax: 212 512 4827), Attention: Kenneth M. Vittor, Esq. General Counsel, or if different, to the address set forth in the Underwriting Agreement.

(c) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d) No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e) The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

Annex A

[Form of Underwriting Agreement]

UNDERWRITING AGREEMENT

                    , 200

[Name(s) of Representative(s)]

  As Representative(s) of the

  several Underwriters listed

  in Schedule 1 hereto

c/o [Name(s) and Address(es) of Representative(s)]

Ladies and Gentlemen:

The McGraw-Hill Companies, Inc., a New York corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $             principal amount of its     % [Senior] [Subordinated] Notes due 20     having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture [to be] dated as of                     , 200   (the “Indenture”) between the Company and [trustee], as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to     % of the principal amount thereof plus accrued interest, if any, from                     , 200   to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The “Time of Sale” means          [A./P.]M., New York City time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of [specify closing location] at 10:00 A.M., New York City time, on                     , 200   (the “Closing Date”), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representative expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information [and any Preliminary Prospectus] consists of the following: [insert references to appropriate paragraphs] [and the following information in the Issuer Free Writing Prospectus dated , 20 ; [insert description of information provided by Underwriters]].

All provisions contained in the document entitled The McGraw-Hill Companies, Inc. Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

2

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THE MCGRAW-HILL COMPANIES, INC.

By
Title:

Accepted:                     , 200

[NAME(S) OF REPRESENTATIVE(S)]

For [itself] [themselves] and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By
Authorized Signatory

Schedule 1

Underwriter	Principal Amount
$

Total	$

Schedule 2

Representative(s) and Address(es) for Notices:

Certain Terms of the Securities:

Title of Securities:     % [Senior][Subordinated] Notes due 20

Aggregate Principal Amount of Securities: $

Maturity Date:                     , 20

Interest Rate:     %

Interest Payment Dates:                      and                     , commencing                     , 200

Record Dates:                      and

Redemption Provisions:

[Other Provisions:]

Schedule 3

Time of Sale Information

[list the Preliminary Prospectus and each Issuer Free Writing Prospectus to be included in the Time of Sale Information]

Schedule 4

[Form for Debt]

[Issuer Name]

Pricing Term Sheet

Issuer:
Size:	$
Maturity:	, 20
Coupon:	%
Price:	% of face amount
Yield to maturity:	%
[Spread to Benchmark Treasury:	%]
[Benchmark Treasury:]	]
[Benchmark Treasury [Price] and Yield:	%]
Interest Payment Dates:	and , commencing , 20
Redemption Provisions:
[Make-whole call	At any time at a discount rate of Treasury plus basis points]
Settlement:	T+ ; , 200
[CUSIP:	]
[Ratings:	]

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx] [or emailing [ ] at [. ]]

UNDERWRITING AGREEMENT

October 30, 2007

Deutsche Bank Securities Inc.

J.P. Morgan Securities Inc.

Greenwich Capital Markets, Inc.

  As Representatives of the

  several Underwriters listed

  in Schedule 1 hereto

c/o Deutsche Bank Securities Inc.

60 Wall Street, 4th Floor

New York, New York 10005

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, CT 06830

Ladies and Gentlemen:

The McGraw-Hill Companies, Inc., a New York corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $400,000,000 principal amount of its 5.375% Senior Notes due 2012 (the “2012 Notes”), $400,000,000 principal amount of its 5.900% Senior Notes due 2017 (the “2017 Notes”) and $400,000,000 principal amount of its 6.550% Senior Notes due 2037 (the “2037 Notes,” and together with the 2012 Notes and the 2017 Notes, the “Securities”), each having the terms set forth in Schedule 2 hereto. The Securities will be issued pursuant to an Indenture to be dated as of November 2, 2007 (the “Indenture”) between the Company and The Bank of New York, as trustee (the “Trustee”).

The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule 1 hereto at a price equal to 99.511% of the principal amount thereof in the case of the 2012 Notes, 99.260% of the principal amount thereof in the case of the 2017 Notes and 98.730% of the principal amount thereof in the case of the 2037 Notes, plus, in each case, accrued interest, if any, from October 30, 2007 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The “Time of Sale” means 4:00 P.M., New York City time, on the date of this Agreement or such other time as agreed to by the Company and the Representatives. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at 10:00 A.M., New York City time, on November 2, 2007 (the “Closing Date”), or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing.

Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

The Company and the Underwriters acknowledge and agree that the only information relating to any Underwriter that has been furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus or any Time of Sale Information consists of the following: (1) the information in the fifth full paragraph of the cover page of the Prospectus Supplement regarding the delivery of the Securities; (2) the information in the third paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning the offering price and selling terms; (3) the third sentence in the seventh paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning market making; and (4) the information in the eighth paragraph of text under the caption “Underwriting” in the Prospectus Supplement concerning stabilization and other transactions.

All provisions contained in the document entitled The McGraw-Hill Companies, Inc. Debt Securities Underwriting Agreement Standard Provisions are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

2

This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

3

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

THE McGRAW-HILL COMPANIES, INC.

By:	/s/ John C. Weisenseel
Title:	Senior Vice President and Treasurer

[Signature Page to Underwriting Agreement]

Accepted: October 30, 2007

DEUTSCHE BANK SECURITIES INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Ritu Ketkar
Authorized Signatory

By	/s/ Scott Flieger
Authorized Signatory

[Signature Page to Underwriting Agreement]

GREENWICH CAPITAL MARKETS, INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Thomas Bausano
Authorized Signatory

[Signature Page to Underwriting Agreement]

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the

several Underwriters listed

in Schedule 1 hereto.

By	/s/ Robert Bottamedi
Authorized Signatory

[Signature Page to Underwriting Agreement]

Schedule 1

Securities

2012 Notes

Underwriter	Principal Amount of Securities To Be Purchased
Deutsche Bank Securities Inc.	$86,666,666
J.P. Morgan Securities Inc.	$86,666,667
Greenwich Capital Markets, Inc.	$86,666,667

Banc of America Securities LLC	$26,666,666
Citigroup Global Markets Inc.	$26,666,667
Barclays Capital Inc.	$26,666,667

Lloyds TSB Bank plc	$10,000,000
Mitsubishi UFJ Securities International plc	$15,000,000
KeyBanc Capital Markets Inc.	$10,000,000

Daiwa Securities America Inc.	$5,000,000
BBVA Securities, Inc.	$5,000,000
nabCapital Securities, LLC	$5,000,000
UBS Securities LLC	$5,000,000
BNY Capital Markets, Inc.	$5,000,000

Total	$400,000,000

2017 Notes

Underwriter	Principal Amount of Securities To Be Purchased
Deutsche Bank Securities Inc.	$86,666,666
J.P. Morgan Securities Inc.	$86,666,667
Greenwich Capital Markets, Inc.	$86,666,667

Banc of America Securities LLC	$26,666,666
Citigroup Global Markets Inc.	$26,666,667
Barclays Capital Inc.	$26,666,667

Lloyds TSB Bank plc	$10,000,000
Mitsubishi UFJ Securities International plc	$15,000,000
KeyBanc Capital Markets Inc.	$10,000,000

Daiwa Securities America Inc.	$5,000,000
BBVA Securities, Inc.	$5,000,000
nabCapital Securities, LLC	$5,000,000
UBS Securities LLC	$5,000,000
BNY Capital Markets, Inc.	$5,000,000

Total	$400,000,000

2037 Notes

Underwriter	Principal Amount of Securities To Be Purchased
Deutsche Bank Securities Inc.	$86,666,666
J.P. Morgan Securities Inc.	$86,666,667
Greenwich Capital Markets, Inc.	$86,666,667

Banc of America Securities LLC	$26,666,666
Citigroup Global Markets Inc.	$26,666,667
Barclays Capital Inc.	$26,666,667

Lloyds TSB Bank plc	$10,000,000
Mitsubishi UFJ Securities International plc	$15,000,000
KeyBanc Capital Markets Inc.	$10,000,000

Daiwa Securities America Inc.	$5,000,000
BBVA Securities, Inc.	$5,000,000
nabCapital Securities, LLC	$5,000,000
UBS Securities LLC	$5,000,000
BNY Capital Markets, Inc.	$5,000,000

Total	$400,000,000

Schedule 2

Addresses for Notices:

Robert J. Bahash

Executive Vice President and Chief Financial Officer

The McGraw-Hill Companies, Inc.

1221 Avenue of the Americas

New York, New York 10020

Fax: (212) 512-6052

With a copy to

Kenneth M. Vittor, Esq.

General Counsel

The McGraw-Hill Companies, Inc.

1221 Avenue of the Americas

New York, New York 10020

Fax: (212) 512-4827

Representatives:

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Office of General Counsel

Fax: (212) 797-4564

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attention: High Grade Syndicate Desk, 8th Floor

Fax: (212) 834-6081

Greenwich Capital Markets, Inc.

600 Steamboat Road

Greenwich, Connecticut 06830

Attention: Debt Capital Markets Syndicate

Fax: (203) 422-4534

Certain Terms of the Securities:

Issuer	The McGraw-Hill Companies, Inc.

Securities Offered

$400,000,000 principal amount of Senior Notes due 2012 (the “2012 Notes”)

$400,000,000 principal amount of Senior Notes due 2017 (the “2017 Notes”)

$400,000,000 principal amount of Senior Notes due 2037 (the “2037 Notes”)

Maturity Date	November 15, 2012 for the 2012 Notes November 15, 2017 for the 2017 Notes November 15, 2037 for the 2037 Notes

Interest Rate	5.375% for the 2012 Notes 5.900% for the 2017 Notes 6.550% for the 2037 Notes

Interest Payment Dates

For the 2012 Notes, February 15 and August 15, commencing on February 15, 2008

For the 2017 Notes, April 15 and October 15, commencing on April 15, 2008

For the 2037 Notes, May 15 and November 15, commencing on May 15, 2008

Record Dates

For the 2012 Notes, January 31 and July 31, commencing on January 31, 2008

For the 2017 Notes, March 31 and September 30, commencing on March 31, 2008

For the 2037 Notes, April 30 and October 31, commencing on April 30, 2008

Redemption Provisions

The notes of any series may be redeemed in whole at any time or in part from time to time, at the Company’s option, at a redemption price equal to the greater of:

•     100% of the principal amount of the notes then outstanding to be redeemed;

•     or the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 20 basis points for the 2012 Notes, 25 basis points for the 2017 Notes, and 30 basis points for the 2037 Notes plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

Schedule 3

Time of Sale Information

Preliminary Prospectus dated October 29, 2007

Term Sheet in the form of Schedule 4 dated October 30, 2007

Schedule 4

THE McGRAW-HILL COMPANIES, INC.

Issuer:	The McGraw-Hill Companies, Inc.

Ratings:	Moody’s: A1 (negative) / Fitch: A+ (stable)

Format:	SEC Registered

Principal Amount:	$400,000,000	$400,000,000	$400,000,000

Trade Date:	October 30, 2007	October 30, 2007	October 30, 2007

Settlement Date (T+3):	November 2, 2007	November 2, 2007	November 2, 2007

Maturity Date:	November 15, 2012	November 15, 2017	November 15, 2037

Price to Public:	99.911%	99.760%	99.605%

Coupon:	5.375%	5.900%	6.550%

Yield to Maturity:	5.399%	5.933%	6.580%

Spread to Benchmark Treasury:	135 bps	155 bps	190 bps

Benchmark Treasury:	3.875% UST due 10/12	4.75% UST due 08/17	4.75% UST due 02/37

Benchmark Treasury Yield:	4.049%	4.383%	4.680%

Interest Payment Dates:	February 15 and August 15, commencing on February 15, 2008	April 15 and October 15, commencing on April 15, 2008	May 15 and November 15, commencing on May 15, 2008

Make-Whole Call:	The greater of par or make-whole at Treasury Rate plus 20 bps	The greater of par or make-whole at Treasury Rate plus 25 bps	The greater of par or make-whole at Treasury Rate plus 30 bps

CUSIP:	580645AD1	580645AE9	580645AF6

Joint Book-Running Managers:	Deutsche Bank Securities Inc. Greenwich Capital Markets, Inc. J.P. Morgan Securities Inc.

Senior Co-Managers:	Banc of America Securities LLC Barclays Capital Inc. Citigroup Global Markets Inc.

Co-Managers:

Lloyd’s TSB Bank plc

Mitsubishi UFJ Securities International plc

KeyBanc Capital Markets Inc.

BBVA Securities, Inc.

BNY Capital Markets, Inc

Daiwa Securities America Inc.

nabCapitalSecurities, LLC

UBS Securities LLC

Trustee:	The Bank of New York

Underwriting:	Each of Lloyd’s TSB Bank plc and Mitsubishi UFJ Securities International plc is not a U.S. registered broker-dealer and, therefore, to the extent that it intends to effect any sales of the notes in the United States, it will do so through one or more U.S. registered broker-dealers as permitted by regulations of the Financial Industry Regulatory Authority.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Deutsche Bank Securities Inc. toll free at 1-800-503-4611, Greenwich Capital Markets, Inc. at 1-203-618-6166 or J.P. Morgan Securities Inc. at 1-212-834-4533